Exhibit 99.1

Perma-Fix Announces Proposed Public Offering of Common Stock

Atlanta, GA – December 17, 2024 – Perma-Fix Environmental Services, Inc. (Nasdaq: PESI) (“Perma-Fix” or the “Company”), an environmental and environmental technology know-how company, today announced that it has commenced an underwritten public offering of shares of its common stock. The proposed offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the proposed offering.

Perma-Fix intends to use the net proceeds from the offering to fund (i) continued R&D and business development relating to the Company’s patent-pending Perma-FAS process for the destruction of PFAS, as well as the cost of installing at least one second-generation Perma-FAS commercial treatment unit; (ii) ongoing facility cap-ex and maintenance costs; as well as (iii) general corporate and working capital purposes.

Craig-Hallum is acting as sole managing underwriter for the proposed offering.

The shares described above are being offered by Perma-Fix pursuant to a shelf registration statement on Form S-3 (File No. 333-283555), including a base prospectus, that was filed with the Securities and Exchange Commission (SEC) and declared effective on December 12, 2024. The proposed offering is being made only by means of a prospectus supplement and the accompanying prospectus that will form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering may be obtained from Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at (612) 334-6300 or by email at prospectus@chlm.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Perma-Fix

Perma-Fix is a nuclear services company and leading provider of nuclear and mixed waste management services. The Company’s nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the U.S. Department of Energy (“DOE”), the U.S. Department of Defense (“DOD”), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients. The Company operates four nuclear waste treatment facilities and provides nuclear services at DOE, DOD and commercial facilities, nationwide.

Please visit us at http://www.perma-fix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” which are based largely on the Company’s expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company’s control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plan to”, “estimates”, “projects” and similar expressions. Forward-looking statements include, but are not limited to: the Company’s ability to satisfy the closing conditions related to the offering and the overall timing and completion of such closing and the use of the net proceeds of the offering; accepting commercial waste for destruction before the end of the year; well positioned; treatment of effluent from DFLAW facility; and cost-effective solution for Hanford site tank waste. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, future economic conditions; industry conditions; competitive pressures; our ability to apply and market our new technologies; the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract or terminates existing contracts; Congress fails to provides funding for the DOD’s and DOE’s remediation projects; inability to obtain new foreign and domestic remediation contracts; and the additional factors referred to under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” of our 2023 Form 10-K and Form 10-Qs for quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Contacts

David K. Waldman-US Investor Relations

Crescendo Communications, LLC

(212) 671-1021

Herbert Strauss-European Investor Relations

herbert@eu-ir.com

+43 316 296 316